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                                                                     EXHIBIT 3.2


                              CERTIFICATE OF MERGER
                                       OF
                            ENER1 ACQUISITION, CORP.
                                  WITH AND INTO
                             SPLINEX TECHNOLOGY INC.

In accordance with Section 252(c) of the Delaware General Corporation Law ("DGCL"), the undersigned corporations DO HEREBY CERTIFY:

FIRST: the names and states of incorporation of each of the constituent corporations ("CONSTITUENT CORPORATIONS") of the merger are as follows:

Name                                 State of Incorporation
------------------------------------ -------------------------------------------

Ener1 Acquisition, Corp.             Delaware

Splinex Technology Inc.              Delaware

SECOND: an Agreement and Plan of Merger dated as of June 9, 2004, between the Constituent Corporations has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations to such merger in accordance with Section 252(c) of the DGCL.

THIRD: the name of the surviving corporation of the merger is Splinex Technology Inc., a Delaware corporation (the "CORPORATION").

FOURTH: the Certificate of Incorporation of Splinex Technology Inc., a Delaware corporation, shall be the Certificate of Incorporation of the Corporation, and
(1) each of the presently issued and outstanding shares of common stock is changed into ninety-five thousand (95,000) shares of Common Stock, par value $0.001 per share and (2) Article IV of the Certificate of Incorporation of the Corporation is hereby changed to increase the total number of shares of all classes of stock which the Corporation has authority to issue to 450,000,000 shares, consisting of two classes: 300,000,000 shares of Common Stock, $0.001 par value per share, and 150,000,000 shares of Preferred Stock, $0.001 par value per share.

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FIFTH: the executed Agreement and Plan of Merger is on file at the principal place of business of the Corporation. The address of said principal place is 550
W. Cypress Creek Road, Suite 410, Fort Lauderdale FL 33309.

SIXTH: a copy of the Agreement and Plan of Merger will be furnished on request and without cost to any stockholder of any constituent corporation.

[____________], 200_
                                            SPLINEX TECHNOLOGY INC.,
                                            a Delaware corporation


                                            By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

                                            ENER1 ACQUISITION CORP.,
                                            a Delaware corporation


                                            By:
                                                   -----------------------------
                                                   Name:
                                                   Title:



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